WARRANT AGREEMENT


     This WARRANT AGREEMENT (the "Agreement") is entered into as of June 30, 1996 by and between PARAGON GROUP L.P., a Delaware limited partnership (the "Warrantholder") and INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation (the "Company").

     In connection with the entrance into a Stock and Note Purchase Agreement regarding Paragon Group Property Services, Inc. ("Acquiree") (the "Stock Purchase Agreement") by the Warrantholder, the Company, and others, the Company hereby agrees to issue and sell to the Warrantholder, in exchange for consideration consisting of entering into the Stock Purchase Agreement, a Stock Purchase Warrant, as hereinafter described (the "Warrant"), to purchase up to an aggregate of 50,000 shares (the "Shares") of the Company's Class A Common Stock, $0.01 par value ("Common Stock"). The issuance of the Warrant by the Company shall occur concurrently with the Closing of the Stock Purchase Agreement.

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of defining the terms and provisions of the Warrant and the respective rights and obligations thereunder, the Company and the Warrantholder hereby agree as follows:

      SECTION 1. Transferability and Form of Warrant.

     1.1 Registration. The Warrant shall be numbered and shall be registered on the books of the Company when issued.

     1.2 Non-Transferability. Neither the Warrant nor the right, title or interest of the Warrantholder in this Agreement may be transferred or assigned unless such transfer or assignment is to an "accredited investor," as defined in Rule 501 promulgated under the Securities Act of 1933, as amended, compliance with said standard to be demonstrated by evidence reasonably satisfactory to the Company; provided, however, in the event the Warrantholder assigns or transfers his interest in this Agreement, the assignee or transferee of said interest shall be subject to all Section 1.3 restrictions and shall acquire only such partial exercise rights as remain pursuant thereto. This Agreement and all rights and interests hereunder are assignable or transferrable by Warrantholder only in whole and not in part. Any Shares issued pursuant to a Warrant issued hereunder shall be subject to the rights and obligations of that certain Registration Rights Agreement dated of even date herewith between the Company and Warrantholder.


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     1.3 Securities Law  Restrictions  on Transfer of the Warrant.  Neither this
Agreement,  the Warrant,  any of the Shares,  nor any interest herein or therein
may  be  sold,  transferred,   or  otherwise  disposed  of  in  the  absence  of
registration or qualification, as the case may be, of the same under the Securities Act of 1933, as amended, and applicable state securities laws, or an exemption therefrom. The Warrant may be divided, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares, but in no event shall the Company be obligated to issue a Warrant for less than five thousand (5,000) Shares. Unless the context indicates otherwise, the term "Warrantholder" shall include any transferee or transferee of the Warrant and the term "Warrant" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or permitted transfer pursuant to this Agreement.

     1.4 Form of Warrant. The text of the Warrant and the form of election to purchase Shares shall be substantially as set forth in Exhibit 1.4A and
Exhibit 1.4B attached hereto and hereby made a part hereof. The price per Share and the number of Shares issuable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant shall be executed on behalf of the Company by its Chairman, President, or Executive Managing Director and by its Secretary or Treasurer.

     A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

     The Warrant shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

     1.5 Legend on Warrant Shares. The Warrant and each certificate for Shares initially issued upon exercise of the Warrant, shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, EXCHANGED, MORTGAGED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (II) UPON RECEIPT OF AN OPINION OF THE COUNSEL TO THE TRANSFEROR, REASONABLY ACCEPTABLE TO THE ISSUER, THAT SUCH SALE, TRANSFER, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION IS PURSUANT

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     TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. BY ITS ACCEPTANCE HEREOF,
     THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING SUCH SECURITIES FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD THE DISTRIBUTION OR RESALE THEREOF, AND AGREES TO COMPLY WITH THE WARRANT AGREEMENT, DATED AS OF JUNE 30, 1996 BY AND AMONG PARAGON GROUP L.P. AND INSIGNIA FINANCIAL GROUP, INC. AND THE REGISTRATION RIGHTS AGREEMENT DATED AS OF JUNE 30, 1996 BY AND AMONG INSIGNIA FINANCIAL GROUP INC. AND PARAGON GROUP L.P."

     Any warrant or certificate issued at any time in exchange or substitution for any warrant or certificate bearing such legend shall also bear the above legend unless, in the opinion of the Company's counsel or such other counsel as shall be reasonably approved by the Company, the securities represented thereby are no longer subject to the restrictions referred to in such legend.

     1.6 Investment Letter. Simultaneously with the delivery to the Warrantholder of certificates or other documents representing the Shares and the Warrant, the Warrantholder will execute and deliver to the Company a letter, in the following form of Exhibit 1.6 hereto, representing to the Company as follows:

          (a) The Warrantholder is acquiring the Shares and the Warrant for Warrantholder's own account (and not for the account of others), for investment and not with a view to the distribution or resale thereof;

          (b) Warrantholder has received copies of all Reports on Form 10-K for the period ending December 31, 1995, Form 10-Q for the period ending March 31, 1996, and other forms required to be filed and filed by the Company with the Securities and Exchange Commission (the "Commission") since January 1, 1996;

          (c) (i) The Warrantholder has total assets equal to or in excess of Five Million Dollars ($5,000,000);

          (d) The Warrantholder understands that Warrantholder may not sell or dispose of the Shares or the Warrant in the absence of either a registration statement under the 1933 Act or an exemption from the registration provisions of the 1933 Act;

          (e) The Warrantholder understands and agrees that if he should decide to dispose of or transfer any of the Shares or the Warrant, he may dispose of them only (i) in compliance with the 1933 Act, as then in effect, and
     (ii) upon delivery to the Company of an opinion, in form and substance reasonably satisfactory to the Company, of recognized securities counsel to the effect that the disposition or transfer is to be made

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     in compliance with all applicable federal and state securities laws; and

          (f) The Warrantholder understands that stop-transfer instructions to the foregoing effect will be in effect with respect to the Shares and the Warrant.

     SECTION 2. Exchange of Warrant Certificate. Subject in all respects to the limitations on transferability and divisibility of Section 1 hereof, any certificate evidencing all or a portion of the Warrant may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitling such Warrantholder to purchase. Any Warrantholder desiring to exchange a certificate evidencing all or a portion of the Warrant, shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the portion of the Warrant to be so exchanged. Thereupon, the Company shall, within five (5) business days, execute and deliver to the person entitled thereto a new certificate evidencing all or a portion of the Warrant as so requested.

     SECTION 3. Term of Warrants; Exercise of Warrants. Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time during the period commencing at 9:00 a.m., New York, New York time, on July 1, 1996 (the "Exercisability Date") and ending at 5:00 p.m,, New York, New York time, on June 30, 2001 (the "Termination Date"), to purchase from the Company up to the number of shares which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement and the portion of the Warrant (or certificate therefor) then held by it, upon surrender to the Company, at its principal office in Greenville, South Carolina, of the certificate evidencing the portion of the Warrant to be exercised, together with the purchase form on the reverse thereof duly filled in and signed, and upon payment to the Company of the Warrant Price, as defined in and determined in accordance with the provisions of Sections 6 and 7 hereof, for the number of Shares with respect to which such portion of the Warrant is then exercised. Payment of the aggregate Warrant Price shall be made in cash, by cashier's check or by wire transfer.

     Upon such surrender of the Warrant (or certificate therefor) and payment of such Warrant Price as aforesaid, the Company shall, within five (5) business days, issue and cause to be delivered to or upon the written order of the Warrantholder, and in such name or names as the Warrantholder may designate, certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 8 hereof, with respect to any fractional Shares otherwise issuable upon such surrender and the cash, property and other securities to which the Warrantholder is entitled pursuant to the

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provisions  of Section 7. The Warrant shall be  exercisable,  at the election of the Warrantholder, either in whole or from time to time in part (but in no event for less than 5,000 Shares) and, in the event that the certificate evidencing the Warrant is exercised with respect to less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining Warrant shall be issued by the Company.

     SECTION 4. Payment of Taxes. The Warrantholder shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares; further, provided that the Company shall not be required to pay any tax or taxes which may be payable with respect to any secondary transfer of the Warrant or the Shares.

     SECTION 5. Mutilated or Missing Warrant. In case the certificate or certificates evidencing the Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and of a bond of indemnity, if requested, also satisfactory in form and amount at the applicant's cost. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe, not to exceed Two Hundred Fifty and no/100 Dollars ($250) per occurrence.

     SECTION 6. Warrant Price and Cashless Exercise.

     6.1 Warrant Price. The price per Share (the "Warrant Price") at which Shares shall be purchasable upon the exercise of the Warrant shall be Twenty-eight and 96/100 Dollars ($28.96) per Share, subject to adjustment pursuant to Section 7 hereof.

     6.2 Cashless Exercise. Except as otherwise noted, the Warrant Price may be paid as follows:

                    (i) In all cash;

                    (ii) In a combination of already held Common Stock valued at its fair market value as of the date of the exercise and cash; or

                    (iii) If the fair market  value of one share of Common Stock as of the date of exercise is greater than the Warrant Price per share of Common Stock, in lieu of exercising the Warrant for cash only, or cash and Common Stock as provided herein, the Warrantholder may elect to

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               receive  shares equal to the value (as  determined  below) of the
               Warrant (or the portion thereof being cancelled) plus any cash or Common Stock (the "other consideration") as provided in paragraph
               (ii) above, by surrender to the Company the other consideration (if any) and the Warrant (or certificate therefor) as provided above, and the Company shall issue to the Warrantholder a number of shares of Common Stock equal to: (A) the number of shares of Common Stock to which the Warrantholder is entitled as a result of the delivery of the other consideration, plus (B) a number of shares of Common Stock computed using the following formula (collectively, a "Cashless Exercise"):

                        X =   Y (A-B)
                                 A

            Where:      X =   the number of shares of Common Stock to
                              be issued to the Warrantholder

                        Y =   the number of shares of Common Stock
                              purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation)

                        A = the fair market value of one share of the Company's Common Stock (as of the exercise date)

                        B =   Warrant Price per Share

               For all purposes of this Section 6.2, the fair market value per share shall equal the average closing price quoted on the New York Stock Exchange (or on any other exchange on which the Common Stock is listed) as published in the Eastern Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value.

     SECTION 7. Adjustment of Warrant Price and Number of Shares.

     7.1 Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          (a) Adjustments. The number of Shares purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment as follows:

               (i) In the event the Company shall (A) pay a stock dividend or make a distribution to holders of Common

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               Stock  in  shares  of  its  Common   Stock,   (B)  subdivide  its
               outstanding shares of Common Stock into a larger number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, or (E) take any action which would result in any of the foregoing, then (1) the Warrant Price shall be increased or decreased, as the case may be, to an amount which shall bear the same relation to the Warrant Price as the total number of shares outstanding immediately prior to such action shall bear to the total number of shares outstanding immediately after such action and (2) the Warrant automatically shall be adjusted so that it thereafter shall be convertible into the kind and number of shares of Common Stock or other securities which the Holder would have owned and would have been entitled to receive after such action or any record date with respect thereto. An adjustment made pursuant to this Section 7.1(a)(i) shall become effective retroactively immediately after the record date in the case of a dividend or distribution of Common Stock and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

               If any  event  shall  occur as to which  the  provisions  of this
          Section 7.1(a)(i) shall not be strictly applicable, but with respect to which the failure to make any adjustment to the Warrant Price and the number of shares issuable upon exercise of the Warrant would not fairly protect the purchasing rights contained in this Agreement in accordance with the intent and principles of this Section 7.1(a)(i), upon request of the Warrantholder, the Company shall appoint a firm of independent public accountants reasonably acceptable to the Warrantholder which shall give its opinion upon the adjustments, if any, consistent with the intent and principles established in this
          Section 7.1(a)(i) necessary to preserve without dilution of the purchasing rights represented by this Agreement. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Warrantholder and shall make the adjustments described therein.

                    (ii) In calculating  any adjustment  hereunder,  the Warrant
               Price shall be calculated to the nearest cent and the number of Shares purchasable hereunder shall be calculated to the nearest .001 of a share.

                    (iii) For the purpose of this Section 7.1(a), the term "Common Stock" shall mean (A) the class of stock designated as the Class A Common Stock of the Company at

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               the  date of this  Agreement,  or (B) any  other  class  of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 7, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Stock, the Company shall duly reserve such securities for issuance and thereafter the number of such other securities so purchasable upon exercise of the Warrant and the Warrant Price of such securities shall be subject to the adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 7.

                    (iv) In any case in which  the  provisions  of this  Section
               7.1(a) require that the adjustment shall be effective immediately after a record date for an event, the Company may defer until the occurrence of such event (1) issuing to the holder of the Warrant or portion thereof exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment, and (2) paying to such holder any cash in lieu of a fractional share of Common Stock pursuant to Section 8 hereof.

          (b) No Adjustment for Dividends. Except as provided in Section 7.1(a), no adjustment with respect to any ordinary dividends (made out of current earnings) on shares of Common Stock shall be made during the term of the Warrant or upon the exercise of the Warrant.

          (C) No Adjustment for Rights Offering. Notwithstanding anything seemingly to the contrary contained herein, no adjustment on shares of Common Stock (which adjustment might otherwise be effected pursuant to this Section 7) shall be made in connection with any rights offering made to all holders of the Common Stock to purchase shares of the capital stock or other securities of any subsidiary of the Company.

     7.2 Statement on Warrants. Irrespective of any adjustment in the Warrant Price or the number or kind of Shares purchasable upon the exercise of the Warrant, the Warrant certificate or certificates theretofore issued may continue to express the same price and number and kind of shares as are stated in the Warrant initially issuable pursuant to this Agreement.


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     7.3 Reservation. The Company shall at all times reserve and keep available, so long as the Warrant remains outstanding, out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the exercise of the Warrant and shall take all such action and obtain all such permits or orders as may be necessary to enable the Company lawfully to issue such Common Stock.

     7.4 Change in Control; Merger; Reorganization. Notwithstanding anything to the contrary contained herein, in the event of (i) a Change of Control (as hereinafter defined), (ii) any consolidation or merger of the Company with or into another person, (iii) the sale, lease, or transfer of all or substantially all of the assets of the Company to another person, (iv) a "going private" transaction whereby the securities of the Company cease to be traded on a national stock exchange, or (v) a reorganization of the Company, the Company may, in its sole discretion, provide written notice of such occurrence to the Warrantholder (the "Change of Control Notice"). The Warrantholder may, within ten (10) calendar days of receipt of a Change of Control Notice (the "Notice Cutoff Date"), exercise the Warrant and purchase, in accordance with the procedures set forth in Section 3 hereof, up to such number of Shares as the Warrantholder may be entitled to purchase hereunder. If the Company provides a Change of Control Notice to the Warrantholder and the Warrantholder has not exercised the Warrant in accordance with the terms of this Agreement by 5:00 p.m., local time of Greenville, South Carolina, on the Notice Cutoff Date, the Warrants and all rights hereunder shall expire and terminate (unless the Change of Control described in a Change of Control Notice provided to the Warrantholder does not occur within twelve (12) months from the Notice Cutoff Date in which case the Warrant shall remain outstanding).

     For purposes of this Agreement, Change of Control shall mean the acquisition by any person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (the "Act") of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Act) of more than 25% of the outstanding shares of Common Stock of the Company, except for any acquisition, the purpose of which is to create one or more holding companies for the Company.

     SECTION 8. Fractional Interests. The Company shall not be required to issue fractional Shares on the exercise of the Warrant. If any fraction of a Share would, except for the provisions of this Section 8, be issuable on the exercise of the Warrant (or specified portions thereof), the Company shall pay an amount in cash equal to the adjusted Warrant Price of such fractional Share.

     SECTION 9. No Rights as Stockholder. Nothing contained in this Agreement or in the Warrant shall be construed as conferring upon

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the Warrantholder or its transferee any rights as a stockholder of the Company.

     SECTION 10. Notices. Any notice pursuant to this Agreement by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given if delivered personally with written receipt acknowledged or mailed by certified mail five days after mailing, return receipt requested:

            If to the Company:
            Insignia Financial Group, Inc.
            One Insignia Financial Plaza
            P.O. Box 1089
            Greenville, South Carolina 29602
            Attention: General Counsel

            with a copy to:

            Farris, Warfield & Kanaday
            1900 Third National Financial Center
            424 Church Street
            Nashville, Tennessee 37219
            Attention:  B. Riney Green, Esq.

            If to the Warrantholder:

            Paragon Group L.P.
            7557 Rambler Road, Ste. 1200
            Dallas, Texas 75231
            Attn: William R. Cooper

            with a copy to:

            Stutzman & Bromberg
            2323 Bryan Street
            Suite 2200
            Dallas, Texas  75201
            Attn: M. David Stutzman

     Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

     SECTION 11. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors, heirs and permitted assigns.

     SECTION 12. Benefits of this Agreement. Except as otherwise provided herein, nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Warrantholder any legal or equitable right, remedy or claim under

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this Agreement,  and this Agreement shall be for the sole and exclusive  benefit of the Company and the Warrantholder.

     SECTION 13. Further Assurances. The Company hereby agrees promptly to execute, at the Warrantholder's reasonable request after the issuance of the Warrant, any documents or materials related to the transactions contemplated by this Agreement.

     SECTION 14. Time of Essence. Time is of the essence in interpreting and performing this Agreement.

     SECTION 15. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired hereby.

     SECTION 16. Jury Trial; Jurisdiction. The parties waive the right to a jury trial with respect to any controversy or claim between or among the parties hereto, including but not limited to those arising out of or relating to this Agreement, including any claim based on or arising from an alleged tort. Venue for any and all disputes arising out of or in connection with this Agreement shall be exclusively in the federal and state courts in the State of South Carolina. The parties hereto consent and submit to the jurisdiction of such courts and waive any objection to venue laid therein. Process in any action or proceeding referred to in this Agreement may be served on any party anywhere in the world.

     SECTION 17. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware. The parties, in acknowledgement that they have been represented by counsel and that this Agreement has been carefully negotiated, agree that the construction and interpretation of this Agreement and other documents entered into in connection herewith shall not be affected by the identity of the party under whose direction or at whose expense this Agreement and such documents were prepared or drafted.

     SECTION 18. Attorneys' Fees. In the event of any disputes arising hereunder concerning the interpretation or enforcement of this Agreement, a party shall be entitled to recover from the party determined to be in breach its attorneys' fees, costs and expenses.

     SECTION 19. Specific Performance. Each of the parties shall be entitled to specific performance in the event of a breach by the other party of their respective obligations hereunder. Such remedy shall be in addition to, but shall not replace, any other remedies which might be available under this Agreement, at law or in equity, including without limitation, actions for attorney's fees.

     SECTION 20. Registration Rights. The Common Stock issuable upon exercise of this Warrant may be subject to certain rights

216371.10 7/12/96
pursuant to the Registration Rights Agreement dated of even date herewith.

     SECTION 21. Representations of Company. The Company represents and warrants to Warrantholder as follows:

     21.01 Corporate Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing in all other states where the nature of its business or operations or the ownership of its property requires such qualification.

     21.02 Corporate Approval. The Company has full corporate power and authority to execute and deliver this Agreement and all other documents and agreements to be executed and delivered by it hereunder ("Transaction Documents") and to consummate the transactions contemplated hereby. The board of directors of the Company has duly and validly approved the execution, delivery, and performance of this Agreement and the transactions contemplated herein. No other corporate or legal proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement
constitutes,   and  the  other  Transaction  Documents,   when  executed,   will
constitute, the legal, valid, and binding obligation and agreement of the Company enforceable against the Company in accordance with its terms, subject only to the general law of creditors' rights.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                                    PARAGON GROUP L.P.
                                    By: Paragon Group GP Holdings, Inc.
                                          its General Partner


                                    By:    /s/ Steve Means
                                           ---------------
                                    Title:


                                    INSIGNIA FINANCIAL GROUP, INC.


                                    By:    /s/ Frank M. Garrison
                                           ---------------------
                                    Title: